Exhibit 99.1
Investor Relations:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces First Quarter Fiscal 2009 Financial Results
CommVault’s Board of Directors Approves $40 Million Increase to Stock Repurchase Program
First Quarter Fiscal 2009 Highlights Include:

GAAP Results:
Revenues	$55.0 million
Income from Operations (EBIT)	$4.5 million
EBIT Margin	8.2%
Diluted Earnings Per Share	$0.08

Non-GAAP Results:
Income from Operations (EBIT)	$7.2 million
EBIT Margin	13.1%
Diluted Earnings Per Share	$0.12
OCEANPORT, N.J. — August 4, 2008 — CommVault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2008.
Total revenues in the first quarter of fiscal 2009 were $55.0 million, an increase of 25% over the first quarter of fiscal 2008 and a decrease of 3% over the prior quarter. Software revenue in the first quarter of fiscal 2009 was $27.7 million, up 15% year-over-year and down 12% sequentially. Services revenue in the first quarter of fiscal 2009 was $27.3 million, up 37% year-over-year and 8% sequentially.
Income from operations (EBIT) was $4.5 million for the first quarter, an 8% increase from $4.2 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 16% to $7.2 million in the first quarter of fiscal 2009 compared to $6.2 million in the first quarter of the prior year.
For the first quarter of fiscal 2009, CommVault reported net income of $3.5 million, an increase of $0.5 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 9% to $5.5 million, or $0.12 per diluted share, from $5.0 million, or $0.11 per diluted share, in the same period of the prior year.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “The biggest issue that negatively impacted the quarter was the timing of deal flow with several large deals moving into the second quarter. Our quarterly results were not affected by the macro economic climate. Even with a few large deals falling into the second quarter, our overall sales funnel has increased significantly. As a result of the underlying strength of our business, we are raising our guidance for fiscal 2009.”
For the quarter ending September 30, 2008, CommVault currently expects:
•	Total revenues of approximately $63 million.

•	Non-GAAP gross margin of approximately 87.0%.

•	Non-GAAP income from operations (EBIT) margin of approximately 16.5%.

•	Non-GAAP diluted EPS of approximately $0.17 using an effective tax rate of approximately 30% and a weighted average diluted share count of approximately 44.6 million. The weighted average diluted share count does not take into consideration any share repurchases during the second quarter of fiscal 2009.
The non-GAAP gross margin percentages above exclude approximately $0.1 million related to noncash stock-based compensation charges. The non-GAAP diluted EPS guidance excludes approximately $0.04 per share of noncash stock-based compensation charges, net of non-GAAP income tax benefits of approximately $0.02 per share, and any additional FICA expense that will be incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
Due to the uncertainties in the equity markets and the macro economic environment, CommVault will provide quarterly guidance for the remainder of this fiscal year. When conditions become more stable, CommVault will re-evaluate its position on providing quarterly guidance.

For the fiscal year ending March 31, 2009, CommVault currently expects:
•	Total revenues of approximately $250 million.

•	Non-GAAP gross margin of approximately 86.7%.

•	Non-GAAP income from operations (EBIT) margin of approximately 18%.

•	Non-GAAP diluted EPS in the range of $0.72 per share to $0.74 per share using an effective tax rate of approximately 30% and a weighted average diluted share count of approximately 44.5 million to 45.5 million. The weighted average diluted share count does not take into consideration any additional share repurchases during the remainder of fiscal 2009.

•	An actual cash tax rate in the low teens based on current assumptions.
The non-GAAP gross margin percentages above exclude approximately $0.3 million related to noncash stock-based compensation charges. The non-GAAP diluted EPS guidance excludes approximately $0.16 per share to $0.18 per share of noncash stock-based compensation charges, net of non-GAAP income tax benefits of approximately $0.07 per share, and any additional FICA expense that will be incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
Operating cash flow totaled $14.1 million for the first quarter of fiscal 2009 compared to $5.8 million in the first quarter of fiscal 2008. Total cash and cash equivalents as of June 30, 2008 were $98.2 million.
During the first quarter of fiscal 2009, CommVault repurchased 683,775 shares of common stock under its share repurchase plan with a total cost of approximately $11.4 million, of which $7.8 million was paid as of June 30, 2008.
On July 31, 2008, the Board of Directors authorized a $40.0 million increase to the existing stock repurchase program. To date, CommVault has repurchased $26.4 million of common stock out of the $80.0 million in total that is now authorized under its stock repurchase program. As a result, CommVault may repurchase an additional $53.6 million of its common stock over the next twelve months. In addition, on July 9, 2008, CommVault entered into a credit facility in which it can borrow up to $40.0 million over the next twelve months, which it may use for future share repurchases.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Recent Business Highlights:
•	On July 22, 2008, CommVault announced it has been selected by Everything Channel as a CRN Emerging Tech Vendor for its CommVault® Simpana® software suite.

•	On July 9, 2008, CommVault announced that its Simpana software suite was named the winner in the Automation / Compliance Tool category of the Third Annual ServerWatch.com Product Excellence Awards.

•	On June 30, 2008, CommVault entered into an agreement with Magirus International, one of the leading European IT solution providers headquartered in Stuttgart, Germany. Magirus International will now offer the CommVault Simpana software as part of its storage and data management portfolio.

•	On June 25, 2008, CommVault announced the availability of an advanced Legal Hold feature set, extending the capabilities of the eDiscovery features in the CommVault Simpana software suite.

•	On June 10, 2008, CommVault announced that its Simpana software suite was named the winner in the Storage Software category of the Eighth Annual eWEEK Excellence Awards.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 30% in fiscal 2009 and 28% in fiscal 2008.
CommVault anticipates that in any given quarter its non-GAAP effective tax rate may be either higher or lower than the most directly comparable GAAP effective tax rate as evidenced by the historical quarterly fluctuations CommVault has experienced in its GAAP effective tax rate. For example, CommVault’s quarterly GAAP effective tax rate in fiscal 2008 ranged from an expense of 39% in the first quarter of the year to a benefit of 12% in the third quarter of the year resulting in a GAAP tax rate for the entire fiscal 2008 period of approximately 23% (including the impact of the $1.3 million reversal of deferred tax valuation allowances in certain international jurisdictions in the quarter ended December 31, 2007). In addition, the GAAP effective tax rate in the first quarter of fiscal 2009 was 32%.

CommVault currently expects that its long-term terminal tax rate will be within a range of 30% to 32%. As a result, CommVault will gradually increase its non-GAAP effective tax rate as it approaches its anticipated long-term GAAP tax rate. CommVault measured itself to a non-GAAP effective tax rate of 28% in fiscal 2008 and will measure itself to a non-GAAP effective tax rate of 30% in fiscal 2009 in order to reflect this gradual increase to its long-term terminal rate. In addition, CommVault believes that the use of a non-GAAP proforma tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the effective tax rate as more fully described above. Non-GAAP EPS is derived from non-GAAP net income divided into the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.
Conference Call Information
CommVault will host a conference call today, August 4, 2008, at 5:00 p.m. EST to discuss its financial results. To access this call, dial 866-270-6057 (domestic) or 617-213-8891 (international). Additionally, a live web cast of the conference call will be hosted under “Webcasts and Presentations” located under the “Investor Relations” section on CommVault’s Web site www.commvault.com.
An archived web cast of this conference call will also be available on the “Investor Relations” section of CommVault’s Web site, www.commvault.com.

About CommVault
A singular vision — a belief in a better way to address current and future data management needs - guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States. (cvlt-f)
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell and ROMS, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
Revenues:
Software	$27,704	$24,080
Services	27,291	19,909

Total revenues	54,995	43,989

Cost of revenues:
Software	704	461
Services	6,886	5,824

Total cost of revenues	7,590	6,285

Gross margin	47,405	37,704

Operating expenses:
Sales and marketing	27,564	21,227
Research and development	7,436	6,459
General and administrative	7,031	5,158
Depreciation and amortization	861	699

Income from operations	4,513	4,161

Interest expense	—	(114)
Interest income	609	817

Income before income taxes	5,122	4,864

Income tax expense	(1,645)	(1,885)

Net income	$3,477	$2,979

Net income per common share:
Basic	$0.08	$0.07

Diluted	$0.08	$0.07

Weighted average common shares outstanding:
Basic	42,674	42,345

Diluted	44,851	44,960

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$98,209	$91,661
Trade accounts receivable, net	38,082	44,284
Prepaid expenses and other current assets	3,757	3,409
Deferred tax assets	14,346	15,348

Total current assets	154,394	154,702

Deferred tax assets	38,948	39,506
Property and equipment, net	6,494	5,868
Other assets	751	754

Total assets	$200,587	$200,830

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,793	$2,218
Accrued liabilities	23,415	22,623
Deferred revenue	55,098	52,348

Total current liabilities	80,306	77,189

Deferred revenue, less current portion	7,489	7,210
Other liabilities	7,043	6,896

Total stockholders’ equity	105,749	109,535

Total liabilities and stockholders’ equity	$200,587	$200,830

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
Cash flows from operating activities
Net income	$3,477	$2,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	888	741
Noncash stock-based compensation	2,578	1,813
Excess tax benefits from stock-based compensation	(474)	(977)
Deferred income taxes	(37)	(6)

Changes in operating assets and liabilities:
Accounts receivable	6,392	(3,157)
Prepaid expenses and other current assets	(346)	(232)
Other assets	6	(208)
Accounts payable	(428)	407
Accrued liabilities	(906)	403
Deferred revenue and other liabilities	2,921	4,083

Net cash provided by operating activities	14,071	5,846

Cash flows from investing activities
Purchase of property and equipment	(1,556)	(1,232)

Net cash used in investing activities	(1,556)	(1,232)

Cash flows from financing activities
Repurchase of common stock	(7,841)	—
Proceeds from the exercise of stock options	1,239	3,295
Excess tax benefits from stock-based compensation	474	977
Net proceeds from follow-on public offering of common stock	—	4,363
Repayments on term loan	—	(7,500)

Net cash provided by (used in) financing activities	(6,128)	1,135

Effects of exchange rate — changes in cash	161	(215)

Net increase in cash and cash equivalents	6,548	5,534
Cash and cash equivalents at beginning of period	91,661	65,001

Cash and cash equivalents at end of period	$98,209	$70,535

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$4,513	$4,161
Noncash stock-based compensation (1)	2,578	1,813
FICA expense on stock option exercises and vesting on restricted stock awards (2)	96	247

Non-GAAP income from operations	$7,187	$6,221

GAAP net income	$3,477	$2,979
Noncash stock-based compensation (1)	2,578	1,813
FICA expense on stock option exercises and vesting on restricted stock awards (2)	96	247
Non-GAAP provision for income taxes adjustment (3)	(694)	(54)

Non-GAAP net income	$5,457	$4,985

Diluted weighted average shares outstanding	44,851	44,960

Non-GAAP diluted net income per share	$0.12	$0.11

Footnotes — Adjustments
(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended
	June 30,
	2008	2007
Cost of services revenue	$63	$33
Sales and marketing	1,174	858
Research and development	358	257
General and administrative	983	665

Total noncash stock-based compensation expense	$2,578	$1,813

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 30% in fiscal 2009 and 28% in fiscal 2008.